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                                                                   Exhibit 99.1


FOR RELEASE: Immediately


Contact:
Richard K. Arter       Investor Relations           941-362-1200
Richard J. Dobbyn      Chief Financial Officer      941-362-1200

           SUN HYDRAULICS CORPORATION DECLARES FIRST QUARTER DIVIDEND

SARASOTA, FLA, March 8, 1999 - Sun Hydraulics Corporation (NASDAQ: SNHY) has announced a $0.04 per share dividend on its common stock. The dividend is payable on April 15, 1999, to shareholders of record as of March 31, 1999.

Sun Hydraulics Corporation, with manufacturing and distribution facilities in Sarasota and Manatee, Florida, Coventry, England, Erkelenz, Germany and Incheon, Korea, is a leading designer and manufacturer of high-performance screw-in hydraulic cartridge valves and manifolds for global mobile and industrial markets.